UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2015

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2015, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $750,000,000 aggregate principal amount of its 3.500% senior notes due 2025 (the “2025 Notes”) and $750,000,000 aggregate principal amount of its 4.625% senior notes due 2045 (the “2045 Notes,” and together with the 2025 Notes, the “Notes”). The public offering price was 99.742% of the principal amount in the case of the 2025 Notes and 98.929% of the principal amount in the case of the 2045 Notes. The net proceeds from the offering of approximately $1.48 billion, after deducting underwriting discounts and estimated offering expenses, will be used for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Notes will be issued pursuant to an Indenture, dated August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by an Officers’ Certificate, dated June 23, 2015, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”). The 2025 Notes will bear interest at a rate of 3.500% per year, and the 2045 Notes will bear interest at a rate of 4.625% per year. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015.

The Indenture contains covenants that limit the ability of Occidental and its consolidated subsidiaries to, among other things, create liens and enter into sale and leaseback transactions, and the ability of Occidental to merge, consolidate or transfer substantially all of its assets.

Occidental may redeem some or all of the Notes of any series at any time or from time to time at the redemption prices set forth in such Notes.

The Notes were sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-205047) under the Securities Act. Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated June 18, 2015, together with an accompanying prospectus, dated June 18, 2015, relating to the offering and sale of the Notes.

The foregoing description of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture, the Officers’ Certificate, the form of the 2025 Note and the form of the 2045 Note, which are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated by reference herein.

In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated June 18, 2015, among Occidental Petroleum Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Occidental filed August 19, 2011 (date of earliest event reported), File No. 1-9210).

4.2	Officers’ Certificate of Occidental Petroleum Corporation dated June 23, 2015 establishing the 3.500% Senior Notes due 2025 and the 4.625% Senior Notes due 2045.

4.3	Form of 3.500% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.2).

4.4	Form of 4.625% Senior Notes due 2045 (included as Exhibit B to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION (Registrant)

June 23, 2015	By:	/s/ Jennifer M. Kirk
Jennifer M. Kirk
Vice President and Controller

EXHIBIT INDEX

1.1	Underwriting Agreement, dated June 18, 2015, among Occidental Petroleum Corporation and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Occidental filed August 19, 2011 (date of earliest event reported), File No. 1-9210).

4.2	Officers’ Certificate of Occidental Petroleum Corporation dated June 23, 2015 establishing the 3.500% Senior Notes due 2025 and the 4.625% Senior Notes due 2045.

4.3	Form of 3.500% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.2).

4.4	Form of 4.625% Senior Notes due 2045 (included as Exhibit B to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).